EXHIBIT 23.2




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                                  LaBonte & Co.
                              Chartered Accountants
                       1095 West Pender Street, Suite 1205
                       Vancouver, British Columbia V6E 2M6
                                 (604) 682-2778



February 14, 2002


Luna Technologies International, Inc.
61-A Fawcett Road
Coquitlam, British Columbia
Canada  V3K 6V2

         Re:      Luna Technologies International, Inc. - Form S-8

Dear Sir/Madame:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2001 on the financial statements of Luna Technologies International, Inc. as of December 31, 2000 and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Sincerely,



LABONTE & CO
Chartered Accountants
Vancouver, British Columbia